The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com
Cincinnati Financial Reports Fourth-Quarter and Full-Year 2022 Results

Cincinnati, February 6, 2023 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Fourth-quarter 2022 net income of $1.013 billion, or $6.40 per share, compared with net income of $1.470 billion, or $9.04 per share, in the fourth quarter of 2021, after recognizing an $806 million fourth-quarter 2022 after-tax increase in the fair value of equity securities still held.
•Full-year 2022 net loss of $486 million, or $3.06 per share, compared with net income of $2.946 billion, or $18.10 per share, in 2021.
•$118 million or 37% decrease in fourth-quarter 2022 non-GAAP operating income* to $202 million, or $1.27 per share, compared with $320 million, or $1.97 per share, in the fourth quarter of last year.
•$370 million or 35% decrease in full-year 2022 non-GAAP operating income to $673 million, or $4.24 per share, down from $1.043 billion, or $6.41 per share, with after-tax property casualty underwriting profit down $467 million.
•$457 million decrease in fourth-quarter 2022 net income reflected the after-tax net effect of a $339 million decrease in net investment gains and a $129 million decrease in after-tax property casualty underwriting profit.
•$67.01 book value per share at December 31, 2022, down $14.71 or 18.0% since year-end 2021.
•Negative 14.6% value creation ratio for full-year 2022, compared with positive 25.7% for 2021.

Financial Highlights

(Dollars in millions except per share data)	Three months ended December 31,			Twelve months ended December 31,
	2022	2021	% Change	2022	2021	% Change
Revenue Data
Earned premiums	$1,874	$1,676	12	$7,219	$6,482	11
Investment income, net of expenses	208	186	12	781	714	9
Total revenues	3,114	3,323	(6)	6,557	9,630	(32)
Income Statement Data
Net income (loss)	$1,013	$1,470	(31)	$(486)	$2,946	nm
Investment gains and losses, after-tax	811	1,150	(29)	(1,159)	1,903	nm
Non-GAAP operating income*	$202	$320	(37)	$673	$1,043	(35)
Per Share Data (diluted)
Net income (loss)	$6.40	$9.04	(29)	$(3.06)	$18.10	nm
Investment gains and losses, after-tax	5.13	7.07	(27)	(7.30)	11.69	nm
Non-GAAP operating income*	$1.27	$1.97	(36)	$4.24	$6.41	(34)

Book value				$67.01	$81.72	(18)
Cash dividend declared	$0.69	$0.63	10	$2.76	$2.52	10
Diluted weighted average shares outstanding	158.2	162.5	(3)	158.8	162.7	(2)

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 4Q22 Release 1

Insurance Operations Highlights
•94.9% fourth-quarter 2022 property casualty combined ratio, up from 84.2% for the fourth quarter of 2021. Full-year 2022 property casualty combined ratio at 98.1%, with net written premiums up 13%.
•10% growth in fourth-quarter 2022 net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$238 million fourth-quarter 2022 property casualty new business written premiums. Agencies appointed since the beginning of 2021 contributed $20 million or 8% of total fourth-quarter new business written premiums.
•$14 million of fourth-quarter 2022 life insurance subsidiary net income, up $5 million from the same period in 2021, and 2% growth in fourth-quarter 2022 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•12% or $22 million increase in fourth-quarter 2022 pretax investment income, including 7% growth for stock portfolio dividends and 11% growth for bond interest income.
•9% full-year decrease in fair value of total investments at December 31, 2022, including a 13% decrease for the stock portfolio and a 7% decrease for the bond portfolio.
•$4.177 billion parent company cash and marketable securities at year-end 2022, down 17% from a year ago.

More Than a Decade of Underwriting Profit
Steven J. Johnston, chairman and chief executive officer, commented: “Winter Storm Elliott impacted policyholders in 44 states and Washington, D.C. The timing of the storm was particularly influential as many businesses were closed and families were traveling for the holiday, delaying discovery and reporting of losses.

“It’s rare for us to experience a catastrophe of Elliott’s magnitude in the fourth quarter. Our standard property casualty and excess and surplus businesses recorded $158 million in losses from this storm, while Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM recorded $3 million in total. Catastrophe losses contributed 7.8 points to the quarter, twice as high as our fourth-quarter five-year average, pushing our fourth-quarter combined ratio to 94.9%.

“On a full-year basis, our combined ratio was 98.1%, within our long-term target of 95-100%, and marking 11 years in a row of underwriting profit.”

Diversified Growth in a Challenging Market
“For the first-time ever, new business written by our independent agents surpassed $1 billion. Strong pricing and exposure growth across our insurance business combined to support a second consecutive year of double-digit net written premium growth. While we continued to focus on pricing sophistication and segmentation to exercise underwriting discipline, full-year 2022 growth of 13% is our highest result since 2001.

“We are employing a number of strategies to maintain diversified, profitable growth, including: growing our management liability and surety book – which topped $300 million in written premiums for 2022; adding CinergySM, our small-business platform, to new states; writing excess and surplus lines homeowner policies in California and Florida; and participating in a firming property insurance market through Cincinnati Re and Cincinnati Global.”

Positive Momentum Heading into 2023
“We enter 2023 from a position of strength: our personal insurance business has recorded four consecutive years of underwriting profit; our commercial insurance business has enjoyed 11 years of underwriting profit; our excess and surplus lines company has achieved a combined ratio in the low-90s or better every year since 2012; and our life insurance company contributed record-high earnings of $66 million in 2022. While our commercial umbrella business was challenged during 2022, its five-year average combined ratio through 2022 was below 85%.

“Cash flow produced by our insurance business continues to fuel investment income as we grew pretax investment income 9% to a record-high $781 million.

“The board of directors expressed their confidence in our future by declaring a dividend increase in January. Our value creation ratio captures the dividends we pay along with changes in our book value. On a five-year average basis through 2022, we’ve achieved an 11.2% VCR – in line with our long-term target of 10-13%.”
                                             CINF 4Q22 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$1,800	$1,599	13	$6,924	$6,184	12
Fee revenues	2	2	0	10	10	0
Total revenues	1,802	1,601	13	6,934	6,194	12

Loss and loss expenses	1,172	855	37	4,716	3,596	31
Underwriting expenses	537	490	10	2,078	1,867	11
Underwriting profit	$93	$256	(64)	$140	$731	(81)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	65.1%	53.5%	11.6	68.1%	58.1%	10.0
Underwriting expenses	29.8	30.7	(0.9)	30.0	30.2	(0.2)
Combined ratio	94.9%	84.2%	10.7	98.1%	88.3%	9.8

			% Change			% Change
Agency renewal written premiums	$1,396	$1,238	13	$5,665	$5,091	11
Agency new business written premiums	238	212	12	1,032	897	15
Other written premiums	60	84	(29)	610	491	24
Net written premiums	$1,694	$1,534	10	$7,307	$6,479	13

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.0%	54.9%	3.1	60.2%	56.0%	4.2
Current accident year catastrophe losses	8.0	4.6	3.4	10.2	9.1	1.1
Prior accident years before catastrophe losses	(0.7)	(5.0)	4.3	(1.3)	(5.9)	4.6
Prior accident years catastrophe losses	(0.2)	(1.0)	0.8	(1.0)	(1.1)	0.1
Loss and loss expense ratio	65.1%	53.5%	11.6	68.1%	58.1%	10.0

Current accident year combined ratio before
catastrophe losses	87.8%	85.6%	2.2	90.2%	86.2%	4.0

•10% and 13% growth in fourth-quarter and full-year 2022 property casualty net written premiums, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The contribution to full-year 2022 growth from Cincinnati Re and Cincinnati Global in total was 3 percentage points.
•12% and 15% increase in fourth-quarter and full-year 2022 new business premiums written by agencies, compared with a year ago. The full-year increase included a $45 million increase in standard market property casualty production from agencies appointed since the beginning of 2021.
•209 new agency appointments in full-year 2022, including 64 that market only our personal lines products.
•90.2% full-year 2022 current accident year combined ratio before catastrophe losses was 1.7 percentage points better than accident year 2019 and 1.5 points better than the five-year average through 2019, with each accident year measured as of the respective year-end.
•10.7 percentage-point fourth-quarter 2022 combined ratio increase, compared with 2021, reflecting elevated inflation effects, including an increase of 2.7 points from higher commercial umbrella incurred loss and loss expenses, and an increase of 4.2 points for losses from catastrophes.
•9.8 percentage-point full-year 2022 combined ratio increase that reflects elevated inflation effects, including an increase of 3.3 points from higher commercial umbrella incurred loss and loss expenses.
•0.9 and 2.3 percentage-point fourth-quarter and full-year 2022 benefit from favorable prior accident year reserve development of $16 million and $159 million, compared with 6.0 points or $97 million for fourth-quarter 2021 and 7.0 points or $428 million of favorable development for full-year 2021.
•4.2 percentage-point increase, to 60.2%, for the full-year 2022 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 2.1 points in the ratio for commercial umbrella current accident year loss and loss expenses.
•0.2 percentage-point decrease in the full-year 2022 underwriting expense ratio, primarily due to lower levels of profit-sharing commissions for agencies.
                                             CINF 4Q22 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$1,040	$947	10	$4,024	$3,674	10
Fee revenues	1	1	0	4	4	0
Total revenues	1,041	948	10	4,028	3,678	10

Loss and loss expenses	715	506	41	2,761	1,940	42
Underwriting expenses	313	301	4	1,229	1,140	8
Underwriting profit	$13	$141	(91)	$38	$598	(94)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	68.8%	53.4%	15.4	68.6%	52.8%	15.8
Underwriting expenses	30.1	31.8	(1.7)	30.6	31.0	(0.4)
Combined ratio	98.9%	85.2%	13.7	99.2%	83.8%	15.4

			% Change			% Change
Agency renewal written premiums	$908	$809	12	$3,672	$3,334	10
Agency new business written premiums	130	135	(4)	600	571	5
Other written premiums	(31)	(24)	(29)	(113)	(94)	(20)
Net written premiums	$1,007	$920	9	$4,159	$3,811	9

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	61.0%	57.5%	3.5	62.9%	57.8%	5.1
Current accident year catastrophe losses	10.2	4.0	6.2	7.6	4.6	3.0
Prior accident years before catastrophe losses	(1.8)	(6.8)	5.0	(1.3)	(8.4)	7.1
Prior accident years catastrophe losses	(0.6)	(1.3)	0.7	(0.6)	(1.2)	0.6
Loss and loss expense ratio	68.8%	53.4%	15.4	68.6%	52.8%	15.8

Current accident year combined ratio before
catastrophe losses	91.1%	89.3%	1.8	93.5%	88.8%	4.7

•9% growth in both fourth-quarter and full-year 2022 commercial lines net written premiums, reflecting price increases, growth initiatives and a higher level of insured exposures. Fourth-quarter and full-year 2022 commercial lines average renewal pricing increased in the mid-single-digit percent range, with the fourth-quarter increase higher than third-quarter 2022.
•4% or $5 million decrease in fourth-quarter 2022 new business written premiums, as we continue to carefully underwrite each policy in a highly competitive market.
•5% or $29 million increase in full-year 2022 new business written by agencies, including $30 million from agencies appointed since the beginning of 2021.
•13.7 percentage-point fourth-quarter 2022 combined ratio increase due to elevated inflation effects, including an increase of 4.7 points from higher commercial umbrella incurred loss and loss expenses, and an increase of 6.9 points for losses from catastrophes.
•15.4 percentage-point full-year 2022 combined ratio increase that reflects elevated inflation effects, including an increase of 5.8 points from higher commercial umbrella incurred loss and loss expenses, and an increase of 3.6 points for losses from catastrophes.
•2.4 and 1.9 percentage-point fourth-quarter and full-year 2022 benefit from favorable prior accident year reserve development of $25 million and $76 million, compared with 8.1 points or $77 million for fourth-quarter 2021 and 9.6 points or $353 million of favorable development for full-year 2021.
•5.1 percentage-point increase, to 62.9%, for the full-year 2022 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.6 points in the ratio for current accident year losses of $1 million or more per claim.

                                             CINF 4Q22 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$443	$396	12	$1,689	$1,542	10
Fee revenues	1	1	0	4	4	0
Total revenues	444	397	12	1,693	1,546	10

Loss and loss expenses	288	197	46	1,166	992	18
Underwriting expenses	136	119	14	509	457	11
Underwriting profit	$20	$81	(75)	$18	$97	(81)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	65.0%	49.9%	15.1	69.1%	64.3%	4.8
Underwriting expenses	30.7	30.1	0.6	30.1	29.7	0.4
Combined ratio	95.7%	80.0%	15.7	99.2%	94.0%	5.2

			% Change			% Change
Agency renewal written premiums	$393	$342	15	$1,601	$1,434	12
Agency new business written premiums	75	50	50	296	202	47
Other written premiums	(23)	(10)	(130)	(66)	(42)	(57)
Net written premiums	$445	$382	16	$1,831	$1,594	15

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	56.6%	48.4%	8.2	58.7%	53.4%	5.3
Current accident year catastrophe losses	9.4	5.3	4.1	14.0	14.2	(0.2)
Prior accident years before catastrophe losses	(0.3)	(3.1)	2.8	(1.0)	(2.8)	1.8
Prior accident years catastrophe losses	(0.7)	(0.7)	0.0	(2.6)	(0.5)	(2.1)
Loss and loss expense ratio	65.0%	49.9%	15.1	69.1%	64.3%	4.8

Current accident year combined ratio before
catastrophe losses	87.3%	78.5%	8.8	88.8%	83.1%	5.7

•16% and 15% growth in fourth-quarter and full-year 2022 personal lines net written premiums, largely due to higher renewal written premiums that benefited from rate increases and a higher level of insured exposures. Full-year 2022 net written premiums from our agencies’ high net worth clients grew 39%, to $919 million.
•50% and 47% increase in fourth-quarter and full-year 2022 new business premiums written by agencies, including expanded use of enhanced pricing precision tools and increases of $2 million and $21 million, respectively, from excess and surplus lines homeowner policies. The total for high net worth increases in new business written premiums was $17 million for the fourth quarter and $77 million for full-year 2022.
•15.7 percentage-point increase in the fourth-quarter 2022 combined ratio, reflecting an inflationary environment and an increase of 4.1 points from losses from catastrophes.
•5.2 percentage-point full-year 2022 combined ratio increase, including an increase of 5.3 points from higher current accident year loss and loss expenses that includes estimates for rising economic inflation for our personal auto and homeowner lines of business and a decrease of 2.3 points for losses from catastrophes.
•1.0 and 3.6 percentage-point fourth-quarter and full-year 2022 benefit from favorable prior accident year reserve development of $5 million and $61 million, compared with 3.8 points or $15 million for fourth-quarter 2021 and 3.3 points or $50 million of favorable development for full-year 2021.
•5.3 percentage-point increase, to 58.7%, for the full-year 2022 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 2.0 points in the ratio for current accident year losses of $1 million or more per claim.

                                             CINF 4Q22 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$124	$109	14	$485	$398	22
Fee revenues	—	—	0	2	2	0
Total revenues	124	109	14	487	400	22

Loss and loss expenses	89	63	41	315	250	26
Underwriting expenses	31	27	15	124	106	17
Underwriting profit	$4	$19	(79)	$48	$44	9

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	71.6%	58.1%	13.5	64.8%	62.8%	2.0
Underwriting expenses	24.7	25.1	(0.4)	25.6	26.7	(1.1)
Combined ratio	96.3%	83.2%	13.1	90.4%	89.5%	0.9

			% Change			% Change
Agency renewal written premiums	$95	$87	9	$392	$323	21
Agency new business written premiums	33	27	22	136	124	10
Other written premiums	(6)	(6)	0	(26)	(21)	(24)
Net written premiums	$122	$108	13	$502	$426	18

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	66.4%	56.0%	10.4	65.7%	60.3%	5.4
Current accident year catastrophe losses	1.6	0.6	1.0	1.0	0.6	0.4
Prior accident years before catastrophe losses	3.8	1.2	2.6	(1.7)	1.9	(3.6)
Prior accident years catastrophe losses	(0.2)	0.3	(0.5)	(0.2)	0.0	(0.2)
Loss and loss expense ratio	71.6%	58.1%	13.5	64.8%	62.8%	2.0

Current accident year combined ratio before
catastrophe losses	91.1%	81.1%	10.0	91.3%	87.0%	4.3

•13% and 18% growth in fourth-quarter and full-year 2022 excess and surplus lines net written premiums, including fourth-quarter 2022 renewal price increases averaging in the high-single-digit percent range.
•22% and 10% increase in fourth-quarter and full-year 2022 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•13.1 percentage-point increase in the fourth-quarter 2022 combined ratio, including increases of 10.4 points from higher current accident year loss and loss expenses before catastrophes that reflect elevated inflation effects and 0.5 points from catastrophe losses.
•0.9 percentage-point full-year 2022 combined ratio increase, including increases of 5.4 points from higher current accident year loss and loss expenses before catastrophes that reflect elevated inflation effects and 0.2 points from catastrophe losses.
•3.6 percentage-point fourth-quarter 2022 unfavorable prior accident year reserve development of $4 million, compared with 1.5 points or $1 million of unfavorable development for fourth-quarter 2021.
•1.9 percentage-point full-year 2022 favorable prior accident year reserve development of $9 million, compared with 1.9 points or $7 million of unfavorable development for full-year 2021.
•5.4 percentage-point increase, to 65.7%, for the full-year 2022 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.9 points in the ratio for current accident year losses of $1 million or more per claim.

                                             CINF 4Q22 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2022	2021	% Change	2022	2021	% Change
Term life insurance	$55	$54	2	$220	$210	5
Whole life insurance	12	11	9	46	46	0
Universal life and other	7	12	(42)	29	42	(31)
Earned premiums	74	77	(4)	295	298	(1)
Investment income, net of expenses	44	41	7	171	166	3
Investment gains and losses, net	(1)	3	nm	(2)	11	nm
Fee revenues	—	2	(100)	4	5	(20)
Total revenues	117	123	(5)	468	480	(3)
Contract holders’ benefits incurred	74	91	(19)	296	340	(13)
Underwriting expenses incurred	21	21	0	84	84	0
Total benefits and expenses	95	112	(15)	380	424	(10)
Net income before income tax	22	11	100	88	56	57
Income tax	8	2	300	22	12	83
Net income of the life insurance subsidiary	$14	$9	56	$66	$44	50

•$3 million or 1% decrease in full-year 2022 earned premiums, including a 5% increase for term life insurance, our largest life insurance product line.
•$22 million or 50% increase in full-year 2022 life insurance subsidiary net income, primarily from more favorable impacts from the unlocking of interest rate and other actuarial assumptions and more favorable mortality experience.
•$403 million or 29% full-year 2022 decrease to $989 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, primarily from a decrease in unrealized investment gains on fixed-maturity securities.

                                             CINF 4Q22 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2022	2021	% Change	2022	2021	% Change
Investment income, net of expenses	$208	$186	12	$781	$714	9
Investment interest credited to contract holders’	(27)	(26)	(4)	(109)	(105)	(4)
Investment gains and losses, net	1,027	1,455	(29)	(1,467)	2,409	nm
Investment profit	$1,208	$1,615	(25)	$(795)	$3,018	nm

Investment income:
Interest	$134	$121	11	$510	$477	7
Dividends	72	67	7	275	246	12
Other	5	1	400	11	5	120
Less investment expenses	3	3	0	15	14	7
Investment income, pretax	208	186	12	781	714	9
Less income taxes	33	29	14	123	111	11
Total investment income, after-tax	$175	$157	11	$658	$603	9

Investment returns:
Average invested assets plus cash and cash equivalents	$23,843	$24,219		$24,775	$23,215
Average yield pretax	3.49%	3.07%		3.15%	3.08%
Average yield after-tax	2.94	2.59		2.66	2.60
Effective tax rate	15.8%	15.5%		15.8%	15.5%
Fixed-maturity returns:
Average amortized cost	$12,896	$12,132		$12,605	$11,771
Average yield pretax	4.16%	3.99%		4.05%	4.05%
Average yield after-tax	3.44	3.32		3.35	3.37
Effective tax rate	17.2%	16.9%		17.1%	16.8%

•$22 million or 12% rise in fourth-quarter 2022 pretax investment income, including 7% growth in equity portfolio dividends and 11% growth in interest income.
•$1.258 billion increase in fourth-quarter and $3.106 billion decrease in full-year 2022 pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Investment gains and losses on equity securities sold, net	$4	$(2)	$16	$4
Unrealized gains and losses on equity securities still held, net	1,020	1,409	(1,526)	2,278
Investment gains and losses on fixed-maturity securities, net	(6)	10	(3)	30
Other	9	38	46	97
Subtotal - investment gains and losses reported in net income	1,027	1,455	(1,467)	2,409
Change in unrealized investment gains and losses - fixed maturities	231	(82)	(1,639)	(234)
Total	$1,258	$1,373	$(3,106)	$2,175

                                             CINF 4Q22 Release 8

Balance Sheet Highlights

(Dollars in millions except share data)	At December 31,	At December 31,
	2022	2021
Total investments	$22,425	$24,666
Total assets	29,736	31,387
Short-term debt	50	54
Long-term debt	789	789
Shareholders’ equity	10,531	13,105
Book value per share	67.01	81.72
Debt-to-total-capital ratio	7.4%	6.0%

•$23.689 billion in consolidated cash and invested assets at December 31, 2022, a decrease of 8% from $25.805 billion at year-end 2021.
•$12.132 billion bond portfolio at December 31, 2022, with an average rating of A2/A. Fair value increased $398 million during the fourth quarter of 2022, including $254 million in net purchases of fixed-maturity securities.
•$9.841 billion equity portfolio was 43.9% of total investments, including $5.547 billion in appreciated value before taxes at December 31, 2022. Fair value increased $1.001 billion during the fourth quarter of 2022, including $11 million in net sales of equity securities.
•$7.00 fourth-quarter 2022 increase in book value per share, including an addition of $1.28 from net income before investment gains and $6.29 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities and $0.12 for other items, partially offset by $0.69 from dividends declared to shareholders.
•Value creation ratio of negative 14.6% for full-year 2022, including positive 5.2% from net income before investment gains, which includes underwriting and investment income, and negative 19.4% from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities, including 9.3% from our stock portfolio and 10.1% from our bond portfolio, in addition to negative 0.4% from other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 4Q22 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2021 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 32.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
◦Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
◦The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
◦The number of policyholders that will ultimately submit claims or file lawsuits
◦The lack of submitted proofs of loss for allegedly covered claims
◦Judicial rulings in similar litigation involving other companies in the insurance industry
◦Differences in state laws and developing case law
◦Litigation trends, including varying legal theories advanced by policyholders
◦Whether and to what degree any class of policyholders may be certified
◦The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Prolonged low interest rate environment or other factors that limit our ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•Domestic and global events, such as Russia's invasion of Ukraine, resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
◦Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
◦Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents' ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
                                             CINF 4Q22 Release 10

•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
◦Downgrades of our financial strength ratings
◦Concerns that doing business with us is too difficult
◦Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
◦Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax law
◦Increase our other expenses
◦Limit our ability to set fair, adequate and reasonable rates
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *
                                             CINF 4Q22 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets (unaudited)

(Dollars in millions except per share data)	December 31,	December 31,
	2022	2021
Assets
Investments
Fixed maturities, at fair value (amortized cost: 2022—$12,979; 2021—$12,230)	$12,132	$13,022
Equity securities, at fair value (cost: 2022—$4,294; 2021—$4,121)	9,841	11,315
Other invested assets	452	329
Total investments	22,425	24,666
Cash and cash equivalents	1,264	1,139
Investment income receivable	160	144
Finance receivable	92	98
Premiums receivable	2,322	2,053
Reinsurance recoverable	640	570
Prepaid reinsurance premiums	79	78
Deferred policy acquisition costs	1,014	905
Land, building and equipment, net, for company use (accumulated depreciation: 2022—$322; 2021—$303)	202	205
Other assets	646	570
Separate accounts	892	959
Total assets	$29,736	$31,387
Liabilities
Insurance reserves
Loss and loss expense reserves	$8,400	$7,305
Life policy and investment contract reserves	3,059	3,014
Unearned premiums	3,689	3,271
Other liabilities	1,229	1,092
Deferred income tax	1,045	1,744
Note payable	50	54
Long-term debt and lease obligations	841	843
Separate accounts	892	959
Total liabilities	19,205	18,282

Shareholders' Equity
Common stock, par value—$2 per share; (authorized: 2022 and 2021—500 million shares; issued: 2022 and 2021—198.3 million shares)	397	397
Paid-in capital	1,392	1,356
Retained earnings	11,702	12,625
Accumulated other comprehensive income	(636)	648
Treasury stock at cost (2022—41.2 million shares and 2021—38.0 million shares)	(2,324)	(1,921)
Total shareholders' equity	$10,531	$13,105
Total liabilities and shareholders' equity	$29,736	$31,387

                                             CINF 4Q22 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Revenues
Earned premiums	$1,874	$1,676	$7,219	$6,482
Investment income, net of expenses	208	186	781	714
Investment gains and losses, net	1,027	1,455	(1,467)	2,409
Fee revenues	2	4	14	15
Other revenues	3	2	10	10
Total revenues	3,114	3,323	6,557	9,630

Benefits and Expenses
Insurance losses and contract holders’ benefits	1,246	946	5,012	3,936
Underwriting, acquisition and insurance expenses	558	511	2,162	1,951
Interest expense	13	14	53	53
Other operating expenses	10	6	23	20
Total benefits and expenses	1,827	1,477	7,250	5,960

Income (Loss) Before Income Taxes	1,287	1,846	(693)	3,670

Provision (Benefit) for Income Taxes
Current	58	81	148	247
Deferred	216	295	(355)	477
Total (benefit) provision for income taxes	274	376	(207)	724

Net Income (Loss)	$1,013	$1,470	$(486)	$2,946

Per Common Share
Net income (loss)—basic	$6.44	$9.14	$(3.06)	$18.29
Net income (loss)—diluted	6.40	9.04	(3.06)	18.10

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in
                                             CINF 4Q22 Release 13

market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 4Q22 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net income (loss)	$1,013	$1,470	$(486)	$2,946
Less:
Investment gains and losses, net	1,027	1,455	(1,467)	2,409
Income tax on investment gains and losses	(216)	(305)	308	(506)
Investment gains and losses, after-tax	811	1,150	(1,159)	1,903
Non-GAAP operating income	$202	$320	$673	$1,043

Diluted per share data:
Net income (loss)	$6.40	$9.04	$(3.06)	$18.10
Less:
Investment gains and losses, net	6.49	8.95	(9.24)	14.80
Income tax on investment gains and losses	(1.36)	(1.88)	1.94	(3.11)
Investment gains and losses, after-tax	5.13	7.07	(7.30)	11.69
Non-GAAP operating income	$1.27	$1.97	$4.24	$6.41

Life Insurance Reconciliation

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net income of life insurance subsidiary	$14	$9	$66	$44
Investment gains and losses, net	(1)	3	(2)	11
Income tax on investment gains and losses	—	1	—	3
Non-GAAP operating income	15	7	68	36

Investment income, net of expenses	(44)	(41)	(171)	(166)
Investment income credited to contract holders'	27	26	109	105
Income tax excluding tax on investment gains and losses, net	8	1	22	9
Life insurance segment profit (loss)	$6	$(7)	$28	$(16)

                                             CINF 4Q22 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended December 31, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,694	$1,007	$445	$122	$120
Unearned premiums change	106	33	(2)	2	73
Earned premiums	$1,800	$1,040	$443	$124	$193

Underwriting profit	$93	$13	$20	$4	$56

(Dollars in millions)	Twelve months ended December 31, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$7,307	$4,159	$1,831	$502	$815
Unearned premiums change	(383)	(135)	(142)	(17)	(89)
Earned premiums	$6,924	$4,024	$1,689	$485	$726

Underwriting profit	$140	$38	$18	$48	$36

(Dollars in millions)	Three months ended December 31, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,534	$920	$382	$108	$124
Unearned premiums change	65	27	14	1	23
Earned premiums	$1,599	$947	$396	$109	$147

Underwriting profit	$256	$141	$81	$19	$15

(Dollars in millions)	Twelve months ended December 31, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$6,479	$3,811	$1,594	$426	$648
Unearned premiums change	(295)	(137)	(52)	(28)	(78)
Earned premiums	$6,184	$3,674	$1,542	$398	$570

Underwriting profit (loss)	$731	$598	$97	$44	$(8)

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.
*Included in Other are the results of Cincinnati Re and Cincinnati Global.
                                             CINF 4Q22 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Value creation ratio:
End of period book value*	$67.01	$81.72	$67.01	$81.72
Less beginning of period book value	60.01	73.49	81.72	67.04
Change in book value	7.00	8.23	(14.71)	14.68
Dividend declared to shareholders	0.69	0.63	2.76	2.52
Total value creation	$7.69	$8.86	$(11.95)	$17.20

Value creation ratio from change in book value**	11.7%	11.2%	(18.0)%	21.9%
Value creation ratio from dividends declared to shareholders***	1.1	0.9	3.4	3.8
Value creation ratio	12.8%	12.1%	(14.6)%	25.7%

* Book value per share is calculated by dividing end of period total shareholders’ equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 4Q22 Release 17